Investor Presentation SECOND QUARTER 2020 SECOND QUARTER 2020

Cautionary Notice Regarding Forward-Looking Statements This press release contains “forward-looking statements” within the meaning, and protections, of Section 27A of the banking industry; our concentration in commercial real estate loans; the failure of assumptions and estimates, as well as Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements differences in, and changes to, economic, market and credit conditions; the impact on the valuation of our investments about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our due to market volatility or counterparty payment risk; statutory and regulatory dividend restrictions; increases in markets, and improvements to reported earnings that may be realized from cost controls, tax law changes, new initiatives regulatory capital requirements for banking organizations generally; the risks of mergers, acquisitions and divestitures, and for integration of banks that we have acquired, or expect to acquire, including FBPB and Fourth Street, as well as including our ability to continue to identify acquisition targets and successfully acquire desirable financial institutions; statements with respect to Seacoast's objectives, strategic plans, including Vision 2020, expectations and intentions and changes in technology or products that may be more difficult, costly, or less effective than anticipated; our ability to other statements that are not historical facts, any of which may be impacted by the COVID-19 pandemic and related identify and address increased cybersecurity risks; inability of our risk management framework to manage risks associated effects on the U.S. economy. Actual results may differ from those set forth in the forward-looking statements. with our business; dependence on key suppliers or vendors to obtain equipment or services for our business on acceptable terms; reduction in or the termination of our ability to use the mobile-based platform that is critical to our Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, business growth strategy; the effects of war or other conflicts, acts of terrorism, natural disasters, health emergencies, anticipations, assumptions, estimates and intentions about future performance, and involve known and unknown risks, epidemics or pandemics, or other catastrophic events that may affect general economic conditions; unexpected outcomes uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or of and the costs associated with, existing or new litigation involving us; our ability to maintain adequate internal controls achievements of Seacoast to be materially different from future results, performance or achievements expressed or over financial reporting; potential claims, damages, penalties, fines and reputational damage resulting from pending or implied by such forward-looking statements. You should not expect us to update any forward-looking statements. future litigation, regulatory proceedings and enforcement actions; the risks that our deferred tax assets could be reduced if estimates of future taxable income from our operations and tax planning strategies are less than currently estimated and All statements other than statements of historical fact could be forward-looking statements. You can identify these sales of our capital stock could trigger a reduction in the amount of net operating loss carryforwards that we may be able forward-looking statements through our use of words such as “may”, “will”, “anticipate”, “assume”, “should”, “support”, to utilize for income tax purposes; the effects of competition from other commercial banks, thrifts, mortgage banking “indicate”, “would”, “believe”, “contemplate”, “expect”, “estimate”, “continue”, “further”, “plan”, “point to”, “project”, firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and “could”, “intend”, “target” or other similar words and expressions of the future. These forward-looking statements may not other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, operating regionally, nationally and internationally, together with such competitors offering banking products and services including seasonality and the adverse impact of COVID-19 (economic and otherwise); governmental monetary and fiscal by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves policies, including interest rate policies of the Board of Governors of the Federal Reserve, as well as legislative, tax and for possible loan losses. regulatory changes; changes in accounting policies, rules and practices, including the impact of the adoption of CECL; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the curve; uncertainty related to the impact of LIBOR calculations on securities and loans; changes in borrower credit risks and year ended December 31, 2019, and quarterly report on Form 10-Q for the quarter ended March 31, 2020 under “Special payment behaviors; changes in the availability and cost of credit and capital in the financial markets; changes in the prices, Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors”, and otherwise in our SEC reports and values and sales volumes of residential and commercial real estate; our ability to comply with any regulatory filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, requirements; the effects of problems encountered by other financial institutions that adversely affect us or the including through the SEC’s Internet website at www.sec.gov. SECOND QUARTER 2020 2

Agenda 1 ABOUT SEACOAST BANK 2 COMPANY PERFORMANCE 3 LENDING AND CREDIT 4 CAPITAL 5 DIGITAL AND MULTI CHANNEL DISTRIBUTION 6 APPENDIX SECOND QUARTER 2020 3

Valuable Florida Franchise, Well Positioned with Strong Capital, Liquidity and Disciplined Credit Culture Seacoast Customer Map • $8.1 billion in assets as of June 30, 2020, • Highly disciplined credit portfolio operating in the nation’s third-most populous state • Prudent liquidity position • Strong and growing presence in four of Florida’s most attractive MSAs • Strong capital position ▪ #1 Florida-based bank in the Orlando MSA • Steady increase in shareholder value ▪ Growing share in West Palm Beach with tangible book value per share increasing 11% year-over-year ▪ #1 share in Port St Lucie MSA ▪ Growing presence in Tampa MSA • Active board with a diverse range of • Market Cap: $1.1 billion as of June 30, experience and expertise 2020 Valuable Florida Franchise with Disciplined Growth Strategy, Benefiting from Fortress Balance Sheet with Robust Capital Generation, Prudent Liquidity Position, and Strict Credit Underwriting SECOND QUARTER 2020 4

COVID-19 Response Associates Operations and Service Levels • Substantially all non-retail associates working • Branches are open for appointments and drive-thru remotely • Heightened cleaning and protection protocols • Staggering shifts and locations, including • Expanded call center staffing to support heightened leadership call volumes and distributed teams across three • Restricted travel for all associates locations. • All COVID-related medical treatment is free to • Customers are utilizing mobile and digital solutions, associates video chat, and interactive voice response tools • No visitors in operations centers • All ATMs fully accessible Relief Programs • Seacoast is an SBA Preferred Lender, actively supporting access for our customers to the Paycheck Protection Program (“PPP”) utilizing our fully digital origination platform. $591 million in total PPP loans were processed under the program through June 30, 2020. • Offering loan payment deferrals of three to six months upon request, with approximately 2,500 loans totaling $1.1 billion with deferred payments at June 30, 2020. SECOND QUARTER 2020 5

Agenda 1 ABOUT SEACOAST BANK 2 COMPANY PERFORMANCE 3 LENDING AND CREDIT 4 CAPITAL 5 DIGITAL AND MULTI CHANNEL DISTRIBUTION 6 APPENDIX SECOND QUARTER 2020 6

Consistent Growth in NII, NIM Impacted by Lower Rates and Liquidity ($ In Thousands) • Net interest income1 totaled $67.4 million, up $4.1 million or 6% from the prior quarter and up $7.2 million or 12% from the second quarter of 2019. Net interest margin1 decreased 23 basis points to 3.70% quarter-over-quarter. The decline is attributed to increased levels of liquidity and lower accretion as a result of lower prepayments. • The effect of accretion on acquired loans on net interest margin was 16 basis points in the current quarter compared to 27 basis points in the prior quarter. The effect of interest and fees earned on PPP loans was 8 basis points in the second quarter of 2020. 1Calculated on a fully taxable equivalent basis using amortized cost SECOND QUARTER 2020 7

Continued Strong Performance in Noninterest Income 1 2 3 Noninterest income increased $0.3 million sequentially to $15.0 million, and adjusted noninterest income1 decreased $0.9 million to $13.8 million sequentially. Results for the second quarter of 2020 included $1.2 million in realized gain on sales of securities. Other changes include: • Mortgage banking fees increased $1.4 million, or 61%, in the second quarter of 2020 to a record $3.6 million, reflecting continued strong demand in the residential refinance market and strength in the Florida housing market. • Seacoast's wealth management division reported a record-breaking quarter of new production in assets under management totaling $125.0 million. A majority of the new assets under management came late in the quarter, which should benefit revenue in future periods. • With higher customer deposit balances related to the effects of the COVID-19 pandemic, service charges on deposits decreased $0.9 million compared to the first quarter of 2020. • A decrease of $1.2 million in other income reflects the recognition of $0.9 million in revenue from SBIC investments in the first quarter of 2020. The remaining decline is primarily related to fees waived to assist customers in the COVID-19 pandemic. 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP 2Other Income includes marine finance fees, swap related income and other fees related to customer activity as well as securities gains of $1.2 million in 2Q'20 and $19 thousand in 1Q'20 and securities losses of $0.5 million in 2Q'19. SECOND QUARTER 2020 3Other Income on an adjusted basis includes marine finance fees, swap related income and other fees related to customer activity. 8

Continued Focus on Disciplined Expense Control 1 2 2 Noninterest expense decreased $5.4 million and adjusted noninterest expense1 decreased $0.8 million sequentially. Results for the second quarter include $0.2 million of merger-related costs compared to $4.9 million in the first quarter of 2020. Merger-related costs are excluded on an adjusted basis. Changes quarter-over-quarter on an adjusted basis include: • Salaries and benefits combined decreased by $1.9 million. Higher loan production driven by the PPP program resulted in higher deferrals of related salary costs in accordance with ASC 310-20, lowering costs by $2.9 million. An additional $0.9 million decrease resulted from the seasonal impact on the first quarter of higher payroll taxes and 401(k) contributions and lower health insurance costs. Offsetting increases in the second quarter resulted from the addition of staff from the First Bank of the Palm Beaches acquisition and temporary staffing in the customer support center to accommodate increased call volumes associated with the COVID-19 pandemic operating environment. • Data processing costs increased by $0.3 million, the result of higher lending-related costs to support the administration of the PPP program. • Other expenses increased by $0.9 million and include $0.3 million for the return of FDIC assessment expense in the second quarter after applying all available credits, $0.2 million build to the reserve for unfunded commitments, and increases related to the administration of PPP and other expenses. 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP SECOND QUARTER 2020 2Other Expense includes marketing expenses and other expenses associated with ongoing business operations. 9

Efficiency Ratio Trend GAAP - Efficiency Adjusted - Efficiency1 1 • The efficiency ratio was 50.1% compared to 59.8% in the prior quarter and 53.5% in the second quarter of 2019. • The adjusted efficiency ratio1 was 49.8% compared to 53.6% in the prior quarter and 51.4% in the second quarter of 2019, with the first quarter impacted by typical seasonality. 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP SECOND QUARTER 2020 10

Loan Growth Increased as a Result of PPP Production Total Loans Outstanding ($ in millions) • As of June 30, Seacoast has approved over 5,000 loans under the Paycheck Protection Program ("PPP") totaling $576 million. • Loans outstanding totaled $5.8 billion, an increase of $884 million, or 18%, year-over-year. • Excluding PPP, loans outstanding decreased by $121 million, or 2% quarter-over-quarter. • New loan originations of $902 million, compared to $323 million in the prior quarter, contributed to net loan growth in the quarter of 34% on an annualized basis. Excluding PPP originations, new loan originations were $311 million, a decrease of $13 million from the prior quarter. • Exiting the second quarter of 2020, pipelines were $117 million in commercial, $31 million in consumer, and $108 million in residential mortgages. SECOND QUARTER 2020 11

Strong Deposit Franchise Supported by Attractive Markets Deposits Outstanding ($ in millions) • Total deposits increased $779 million, or 13%, quarter- over-quarter and increased $1.1 billion, or 20%, compared to the second quarter of 2019. • Overall cost of deposits decreased to 31 basis points from 57 basis points in the prior quarter, reflecting the impact of rate cuts by the Federal Reserve during the first quarter of 2020. • Transaction accounts increased 30% year-over-year, reflecting continued strong growth in core customer balances, and represent 55% of overall deposit 55% funding. • Second quarter balances include a decrease of $25 million in brokered deposits. SECOND QUARTER 2020 12

Cost of Deposits Deposit Mix and Cost of Deposits Trended Cost of Deposits 0.76% 0.73% 0.61% 0.57% 0.31% Cost of Deposits Our focus on organic growth and relationship-based funding, in combination with our innovative analytics platform, supports a well-diversified low-cost deposit portfolio. SECOND QUARTER 2020 13

Investment Securities Performance and Composition Portfolio yield declined 34 basis points to 2.68% from 3.02% in the prior quarter. 1Q'20 yield included 22 basis points of Agency CMBS make-whole prepayments, which declined to 11 basis points in 2Q'20, while the remainder of the yield decline can be attributed to faster prepays, rate resets, and lower yielding portfolio additions in the second quarter. The net unrealized gain increased from $15.1 million to $31.5 million, largely due to CLO appreciation from March levels. $1.2 million in gains on the sale of securities in the second quarter of 2020 included the repositioning of CLOs, with "A" rated securities sold and replaced with "AAA" rated securities. Unrealized Gain (Loss) in Securities as of June 30, 2020 Amortized Unrealized Unrealized (in thousands) Cost Gains Loss Fair Value Available for Sale Government backed $ 8,981 $ 418 $ (1) $ 9,398 Agency mortgage backed 636,528 24,747 (90) 661,185 Private label MBS and CMOs 75,756 1,645 (550) 76,851 Municipal 27,819 1,958 (3) 29,774 CLO 204,258 3 (5,444) 198,817 Total Available for Sale $ 953,342 $ 28,771 $ (6,088) $ 976,025 Held to Maturity Agency mortgage backed $ 227,092 $ 8,860 $ (6) $ 235,946 Total Held to Maturity $ 227,092 $ 8,860 $ (6) $ 235,946 Total Securities $ 1,180,434 $ 37,631 $ (6,094) $ 1,211,971 SECOND QUARTER 2020 14

Investment Securities Performance and Composition Our portfolio remains primarily backed by U.S. government agencies. Non-guaranteed mortgage bonds are absent any hotels, shopping, or industrial exposure and is 100% comprised of housing collateral. The CLO portfolio includes only AAA and AA bonds. Investment Securities Ratings CLO Portfolio Non-Agency Mortgage Portfolio ($ in thousands) Loan Level Collateral % of Credit Unrealized % of Credit Market Type Portfolio Support1 Gain/(Loss) CLO Rating Portfolio1 Support2 OC3 Single AAA 9% 36% 143% Family 5% 27% $ (14) AA 8% 26% 126% Multi Family 2% 11% 1,109 Portfolio 17% 31% 135% Portfolio 7% 22% $ 1,095 1Percentages based on face value 1Percentages based on face value 2Source Data (Bloomberg) 3Loan Level Market Over-Collateralization calculated using market value of portfolio loans plus cash divided by liabilities SECOND QUARTER 2020 15

Conservative Liquidity Position Total liquidity resources of $3.7 billion at June 30, 2020: • Cash and cash equivalents of $524 million • Unsecured lines of credit of $135 million • Lines of credit under lendable collateral value of $1.4 billion • $882 million debt securities and $764 million loans available as collateral for potential borrowings • Availability under PPP Liquidity Funding Program up to all PPP loans outstanding. Outstanding at June 30, 2020: • $572 million Brokered CDs with an average rate of 1.05%, $339 million of which mature in 2020 • $135 million FHLB advances with an average rate of 0.67%, $80 million of which mature in 2020 SECOND QUARTER 2020 16

Steady Increase in Shareholder Value • Compounded annual growth rate of 12% in tangible book value per share in the last three years. • The decline in tangible book value per share during the first quarter of 2020 was primarily attributed to the Day-1 impact of the adoption of CECL. Tangible book value per share was also modestly impacted by the acquisition of FBPB. SECOND QUARTER 2020 17

Agenda 1 ABOUT SEACOAST BANK 2 COMPANY PERFORMANCE 3 LENDING AND CREDIT 4 CAPITAL 5 DIGITAL AND MULTI CHANNEL DISTRIBUTION 6 APPENDIX SECOND QUARTER 2020 18

Seacoast’s Lending Strategy Has Resulted in a Diverse Loan Portfolio At June 30, 2020 ($ in thousands) Paycheck Acquisition, Protection Development Program & Construction • Construction and land development and commercial real $298,835 $576,450 estate loans, as defined in regulatory guidance, represent 10% 5% Consumer Owner Occupied 32% and 176%, respectively, of total consolidated risk $201,927 Commercial Real 3% Estate based capital. $1,076,650 • Portfolio diversification in terms of asset mix, industry, 19% Commercial and loan type, has been a critical element of the & Financial Company's lending strategy. Exposure across industries $757,232 and collateral types is broadly distributed. 13% • The Company does not have any purchased loan syndications, shared national credits, or mezzanine finance. • Since the outbreak of COVID-19, the Company has not experienced any material increase in consumer or commercial line utilization. • Excluding PPP loans, Seacoast's average commercial loan size is $384 thousand. SECOND QUARTER 2020 19

Continued Strong Asset Quality Trends Through Second Quarter ($ in thousands) 1 2 1Adoption of CECL on January 1, 2020 resulted in an increase of $21.2 million, from 0.80% to 1.08% SECOND QUARTER 2020 2As a percentage of total risk-based capital 20

Paycheck Protection Program ($ in thousands) • $576.5 million outstanding at June 30, 2020, net of • Average SBA fee of 3.84%. deferred fees. • $5.1 million in interest and fees recognized in the second • Average loan size of $116,000. quarter of 2020, resulting in a yield of 4.81%. • Median loan size of $43,000. • $13 million in remaining deferred fees will be recognized in • Repayment is guaranteed by the U.S. government; no future periods with the timing dependent upon allowance for credit losses has been established. expectations of the timing of SBA forgiveness. SECOND QUARTER 2020 21

Deferred Loans At June 30, 2020 ($ in millions) 10% 32% 30% 17% $14 5% $18 9% • At June 30, 2020, approximately 2,500 loans totaling $1.1 billion, or 21% of total loans excluding PPP, were on payment deferral. • 11% of deferred loans (by count) also obtained PPP funding. SECOND QUARTER 2020 22

Deferred Loans At June 30, 2020 ($ in millions) 82% returned to making payments in July 8% renewed deferral 8% billed not paid 2% paid off Payments are scheduled to resume on 39% of deferred loans in the third quarter of 2020 and 61% of deferred loans in the fourth quarter of 2020. SECOND QUARTER 2020 23

OOCRE, CRE and AD&C Loans are Widely Distributed Across Asset Type and Industry At June 30, 2020 OOCRE & Acquisition, Commercial Development & % of Total % of Category ($ in thousands) Real Estate Construction Total Loans Deferred Loans Deferred Office Building $ 708,635 $ 10,153 $ 718,788 12% $ 196,419 27% Retail 445,664 18,744 464,408 8% 177,528 38% Industrial & Warehouse 346,642 21,512 368,154 6% 74,995 20% Other Commercial Property 234,827 — 234,827 4% 67,364 29% Apartment Building / Condominium 199,038 26,887 225,925 4% 26,186 12% Health Care 193,230 20,967 214,197 4% 55,823 26% Hotel / Motel 121,955 — 121,955 2% 107,530 88% Vacant Lot — 74,304 74,304 1% 9,522 13% 1-4 Family Residence - Individual Borrowers — 73,197 73,197 1% 959 1% Convenience Store 55,775 — 55,775 1% 13,377 24% 1-4 Family Residence - Spec Home 2,258 47,152 49,410 1% — —% Restaurant 42,990 1,173 44,163 1% 27,109 61% Church 26,816 — 26,816 —% 5,274 20% School / Education 20,450 1,750 22,200 —% 9,350 42% Agriculture 22,027 — 22,027 —% 171 1% Manufacturing Building 18,658 — 18,658 —% 1,556 8% Recreational Property 14,217 — 14,217 —% 6,028 42% Other 16,256 2,996 19,252 —% 1,015 5% Total $ 2,469,438 $ 298,835 $ 2,768,273 48% $ 780,206 28% SECOND QUARTER 2020 24

The Commercial & Financial Portfolio Exhibits Significant Industry Diversification At June 30,2020 Commercial & % of Category ($ in thousands) Financial % of Total Loans Deferred Loans Deferred Management Companies1 $ 163,322 3% $ 36,254 22% Professional, Scientific, Technical & Other Services 87,487 2% 10,466 12% Construction 83,293 1% 5,456 7% Real Estate Rental & Leasing 77,464 1% 12,954 17% Heathcare & Social Assistance 52,107 1% 12,532 24% Finance & Insurance 50,445 1% 1,145 2% Manufacturing 41,050 1% 3,767 9% Wholesale Trade 35,258 1% 19,915 56% Transportation & Warehousing 34,453 1% 7,647 22% Retail Trade 26,670 —% 5,060 19% Education 17,647 —% 468 3% Administrative & Support 13,523 —% 1,852 14% Accommodation & Food Services 14,497 —% 8,502 59% Public Administration 13,068 —% — —% Agriculture 12,221 —% 53 —% Other Industries 34,727 1% 4,806 14% Total $ 757,232 13% $ 130,877 17% 1Primarily corporate aircraft and marine vessels associated with high net worth individuals SECOND QUARTER 2020 25

Agenda 1 ABOUT SEACOAST BANK 2 COMPANY PERFORMANCE 3 LENDING AND CREDIT 4 CAPITAL 5 DIGITAL AND MULTI CHANNEL DISTRIBUTION 6 APPENDIX SECOND QUARTER 2020 26

Strong Capital Tangible Book Value / Book Value Per Share Tangible Common Equity / Tangible Assets Return on Tangible Common Equity Total Risk Based and Tier 1 Capital 1 10.0% 2 2 8.0% 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP SECOND QUARTER 2020 2FDICIA defines well capitalized as 10.0% for total risk based capital and 8.0% for Tier 1 ratio at a total Bank level 27

Agenda 1 ABOUT SEACOAST BANK 2 COMPANY PERFORMANCE 3 LENDING AND CREDIT 4 CAPITAL 5 DIGITAL AND MULTI CHANNEL DISTRIBUTION 6 APPENDIX SECOND QUARTER 2020 28

Seacoast’s Integrated Delivery Model Has Enabled the Bank to Effectively Serve Customers Throughout the Pandemic All metrics as of 2Q'20 SECOND QUARTER 2020 29

Contact Details: Seacoast Banking Corporation of Florida Tracey L. Dexter Executive Vice President Chief Financial Officer (772) 403-0461 INVESTOR RELATIONS NASDAQ: SBCF www.SeacoastBanking.com SECOND QUARTER 2020 30

Agenda 1 ABOUT SEACOAST BANK 2 COMPANY PERFORMANCE 3 LENDING AND CREDIT 4 CAPITAL 5 DIGITAL AND MULTI CHANNEL DISTRIBUTION 6 APPENDIX SECOND QUARTER 2020 31

Explanation of Certain Unaudited Non-GAAP Financial Measures This presentation contains financial information determined by These measures are also useful in understanding performance methods other than Generally Accepted Accounting Principles trends and facilitate comparisons with the performance of other (“GAAP”). The financial highlights provide reconciliations between financial institutions. The limitations associated with operating GAAP and adjusted financial measures including net income, measures are the risk that persons might disagree as to the noninterest income, noninterest expense, tax adjustments and appropriateness of items comprising these measures and that other financial ratios. Management uses these non-GAAP financial different companies might define or calculate these measures measures in its analysis of the Company’s performance and believes differently. The Company provides reconciliations between GAAP these presentations provide useful supplemental information, and a and these non-GAAP measures. These disclosures should not be clearer understanding of the Company’s performance. The considered an alternative to GAAP. Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. SECOND QUARTER 2020 32

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	Quarterly Trend 2Q'20	1Q'20	4Q'19	3Q'19	2Q'19	Six Months Ended 2Q'20	2Q'19
Net Income	**$ 25,080**	**$ 709**	**$ 27,176**	**$ 25,605**	**$ 23,253**	**$ 25,789**	**$ 45,958**
Total noninterest income	15,006	14,688	16,376	13,943	13,577	29,694	26,413
Securities (gains)/losses, net	(1,230)	(19)	(2,539)	847	466	(1,249)	475
BOLI benefits on death (included in other income)	—	—	—	(956)	—	—	—
Total Adjustments to Noninterest Income	(1,230)	(19)	(2,539)	(109)	466	(1,249)	475
Total Adjusted Noninterest Income	**13,776**	**14,669**	**13,837**	**13,834**	**14,043**	**28,445**	**26,888**
Total noninterest expense	42,399	47,798	38,057	38,583	41,000	90,197	84,099
Merger related charges	(240)	(4,553)	(634)	—	—	(4,793)	(335)
Amortization of intangibles	(1,483)	(1,456)	(1,456)	(1,456)	(1,456)	(2,939)	(2,914)
Business continuity expenses	—	(307)	—	(95)	—	(307)	—
Branch reductions and other expense initiatives	—	—	—	(121)	(1,517)	—	(1,725)
Total Adjustments to Noninterest Expense	(1,723)	(6,316)	(2,090)	(1,672)	(2,973)	(8,039)	(4,974)
Total Adjusted Noninterest Expense	**40,676**	**41,482**	**35,967**	**36,911**	**38,027**	**82,158**	**79,125**
Income Taxes	7,188	(155)	8,103	8,452	6,909	7,033	13,318
Tax effect of adjustments	121	1,544	(110)	572	874	1,665	1,384
Effect of change in corporate tax rate on deferred tax assets	—	—	—	(1,135)	—	—	—
Total Adjustments to Income Taxes	121	1,544	(110)	(563)	874	1,665	1,384
Adjusted Income Taxes	7,309	1,389	7,993	7,889	7,783	8,698	14,702
Adjusted Net Income	**$ 25,452**	**$ 5,462**	**$ 26,837**	**$ 27,731**	**$ 25,818**	**$ 30,914**	**$ 50,023**
Earnings per diluted share, as reported	$ 0.47	$ 0.01	$ 0.52	$ 0.49	$ 0.45	$ 0.49	$ 0.88
Adjusted Earnings per Diluted Share	**0.48**	**0.10**	**0.52**	**0.53**	**0.50**	**0.59**	**0.96**
Average shares outstanding	53,308	52,284	52,081	51,935	51,952	52,807	51,998

Seacoast BANKING CORPORATION OF FLORIDA
SECOND QUARTER 2020
33

GAAP to Non-GAAP Reconciliation

	Quarterly Trend					Six Months Ended	
(Amounts in thousands except per share data)	**2Q'20**	1Q'20	4Q'19	3Q'19	2Q'19	2Q'20	2Q'19
Adjusted Noninterest Expense	$ 40,676	$ 41,482	$ 35,967	$ 36,911	$ 38,027	$ 82,158	$ 79,125
Foreclosed property expense and net gain/(loss) on sale	(245)	315	(3)	(262)	174	70	214
Net Adjusted Noninterest Expense	**$ 40,431**	**$ 41,797**	**$ 35,964**	**$ 36,649**	**$ 38,201**	**$ 82,228**	**$ 79,339**
Revenue	$ 82,278	$ 77,865	$ 78,136	$ 74,891	$ 73,713	$ 160,143	$ 147,323
Total Adjustments to Revenue	(1,230)	(19)	(2,539)	(109)	466	(1,249)	475
Impact of FTE adjustment	116	114	86	79	83	230	170
Adjusted Revenue on a Fully Taxable Equivalent Basis	**$ 81,163**	**$ 77,961**	**$ 75,684**	**$ 74,861**	**$ 74,262**	**$ 159,124**	**$ 147,968**
Adjusted Efficiency Ratio	**49.81 %**	**53.61 %**	**47.52 %**	**48.96 %**	**51.44 %**	**51.68 %**	**53.62 %**
Net Interest Income	$ 67,272	$ 63,177	$ 61,760	$ 60,948	$ 60,136	$ 130,449	$ 120,910
Impact of FTE adjustment	116	114	86	79	83	230	170
Net Interest Income including FTE adjustment	**$ 67,388**	**$ 63,291**	**$ 61,846**	**$ 61,027**	**$ 60,219**	**$ 130,679**	**$ 121,080**
Total noninterest income	15,006	14,688	16,376	13,943	13,577	29,694	26,413
Total noninterest expense	42,399	47,798	38,057	38,583	41,000	90,197	84,099
Pre-Tax Pre-Provision Earnings	**$ 39,995**	**$ 30,181**	**$ 40,165**	**$ 36,387**	**$ 32,796**	**$ 70,176**	**$ 63,394**
Total Adjustments to Noninterest Income	(1,230)	(19)	(2,539)	(109)	466	(1,249)	475
Total Adjustments to Noninterest Expense	(1,723)	(6,316)	(2,090)	(1,672)	(2,973)	(8,039)	(4,974)
Adjusted Pre-Tax Pre-Provision Earnings	**$ 40,488**	**$ 36,478**	**$ 39,716**	**$ 37,950**	**$ 36,235**	**$ 76,966**	**$ 68,843**
Average Assets	$ 7,913,002	$ 7,055,543	$ 6,996,214	$ 6,820,576	$ 6,734,994	$ 7,484,272	$ 6,752,886
Less average goodwill and intangible assets	(230,871)	(226,712)	(226,060)	(227,389)	(228,706)	(228,791)	(229,382)
Average Tangible Assets	**$ 7,682,131**	**$ 6,828,831**	**$ 6,770,154**	**$ 6,593,187**	**$ 6,506,288**	**$ 7,255,481**	**$ 6,523,504**
Return on Average Assets (ROA)	1.27 %	0.04 %	1.54 %	1.49 %	1.38 %	0.69 %	1.37 %
Impact of removing average intangible assets and related amortization	0.10	0.07	0.12	0.12	0.12	0.09	0.12
Return on Average Tangible Assets (ROTA)	1.37	0.11	1.66	1.61	1.50	0.78	1.49
Impact of other adjustments for Adjusted Net Income	(0.04)	0.21	(0.09)	0.06	0.09	0.08	0.06
Adjusted Return on Average Tangible Assets	**1.33**	**0.32**	**1.57**	**1.67**	**1.59**	**0.86**	**1.55**

Seacoast BANKING CORPORATION OF FLORIDA SECOND QUARTER 2020 34

GAAP to Non-GAAP Reconciliation

90 +YEARS

	Quarterly Trend					Six Months Ended	
(Amounts in thousands except per share data)	**2Q'20**	1Q'20	4Q'19	3Q'19	2Q'19	2Q'20	2Q'19
Average Shareholders' Equity	$ 1,013,095	$ 993,993	$ 976,200	$ 946,670	$ 911,479	$ 1,003,544	$ 895,610
Less average goodwill and intangible assets	(230,871)	(226,712)	(226,060)	(227,389)	(228,706)	(228,791)	(229,382)
Average Tangible Equity	**$ 782,224**	**$ 767,281**	**$ 750,140**	**$ 719,281**	**$ 682,773**	**$ 774,753**	**$ 666,228**
Return on Average Shareholders' Equity	9.96 %	0.29 %	11.04 %	10.73 %	10.23 %	5.17 %	10.35 %
Impact of removing average intangible assets and related amortization	3.51	0.66	3.91	4.00	4.07	2.10	4.22
Return on Average Tangible Common Equity (ROTCE)	13.47	0.95	14.95	14.73	14.30	7.27	14.57
Impact of other adjustments for Adjusted Net Income	(0.38)	1.91	(0.76)	0.57	0.87	0.75	0.57
Adjusted Return on Average Tangible Common Equity	**13.09**	**2.86**	**14.19**	**15.30**	**15.17**	**8.02**	**15.14**
Loan interest income excluding PPP and accretion on acquired loans	$ 56,873	$ 59,237	$ 59,515	$ 59,279	$ 58,169	$ 116,110	$ 116,566
Accretion on acquired loans	2,988	4,287	3,407	3,859	4,166	7,275	8,104
Interest and fees on PPP loans	5,068	—	—	—	—	5,068	—
Loan Interest Income[1]	**$ 64,929**	**$ 63,524**	**$ 62,922**	**$ 63,138**	**$ 62,335**	**$ 128,453**	**$ 124,670**
Yield on loans excluding PPP and accretion on acquired loans	4.31 %	4.57 %	4.63 %	4.76 %	4.82 %	4.44 %	4.86 %
Impact of accretion on acquired loans	0.21	0.33	0.26	0.30	0.34	0.27	0.33
Impact of PPP Loans	0.04	—	—	—	—	0.01	—
Yield on Loans[1]	**4.56**	**4.90**	**4.89**	**5.06**	**5.16**	**4.72**	**5.19**
Net interest income excluding PPP and accretion on acquired loans	$ 59,332	$ 59,004	$ 58,439	$ 57,168	$ 56,053	$ 118,336	$ 112,976
Accretion on acquired loans	2,988	4,287	3,407	3,859	4,166	7,275	8,104
Interest and fees on PPP loans	5,068	—	—	—	—	5,068	—
Net Interest Income[1]	**$ 67,388**	**$ 63,291**	**$ 61,846**	**$ 61,027**	**$ 60,219**	**$ 130,679**	**$ 121,080**

[1]On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.

Seacoast BANKING CORPORATION OF FLORIDA
SECOND QUARTER 2020
35

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	Quarterly Trend 2Q'20	1Q'20	4Q'19	3Q'19	2Q'19	Six Months Ended 2Q'20	2Q'19
Net interest margin excluding PPP and accretion on acquired loans	3.46 %	3.66 %	3.63 %	3.64 %	3.67 %	3.56 %	3.71 %
Impact of accretion on acquired loans	0.16	0.27	0.21	0.25	0.27	0.21	0.27
Impact of PPP loans	0.08	—	—	—	—	0.04	—
Net Interest Margin[1]	**3.70**	**3.93**	**3.84**	**3.89**	**3.94**	**3.81**	**3.98**
Security interest income excluding tax equivalent adjustment	$ 7,694	$ 8,818	$ 8,630	$ 8,933	$ 9,076	$ 16,512	$ 18,346
Tax equivalent adjustment on securities	31	30	32	33	36	61	75
Security Interest Income[1]	**$ 7,725**	**$ 8,848**	**$ 8,662**	**$ 8,966**	**$ 9,112**	**$ 16,573**	**$ 18,421**
Loan interest income excluding tax equivalent adjustment	$ 64,844	$ 63,440	$ 62,868	$ 63,092	$ 62,288	$ 128,284	$ 124,575
Tax equivalent adjustment on loans	85	84	54	46	47	169	95
Loan Interest Income[1]	**$ 64,929**	**$ 63,524**	**$ 62,922**	**$ 63,138**	**$ 62,335**	**$ 128,453**	**$ 124,670**
Net interest income excluding tax equivalent adjustments	$ 67,272	$ 63,177	$ 61,760	$ 60,948	$ 60,136	$ 130,449	$ 120,910
Tax equivalent adjustment on securities	31	30	32	33	36	61	75
Tax equivalent adjustment on loans	85	84	54	46	47	169	95
Net Interest Income[1]	**$ 67,388**	**$ 63,291**	**$ 61,846**	**$ 61,027**	**$ 60,219**	**$ 130,679**	**$ 121,080**

[1]On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.

Seacoast BANKING CORPORATION OF FLORIDA
SECOND QUARTER 2020
36

GAAP to Non-GAAP Reconciliation SECOND QUARTER 2020 37